Exhibit 10.33

AMENDMENT TO
MASTER DISTRIBUTOR AGREEMENT

This Amendment to Master Distributor Agreement (the “Agreement”) is made effective as of July 25, 2008, by and between Craft Brewers Alliance, Inc. (“CBA”) and Anheuser-Busch, Incorporated (“ABI”).

WHEREAS,  CBA and ABI entered into a certain Master Distributor Agreement dated July 1, 2004, as amended (the “Agreement”); and

WHEREAS, CBA and ABI desire to amend the Agreement on the terms and conditions as set forth herein.

NOW THEREFORE, in consideration of the mutual covenants set forth herein, the parties hereby agree as follows:

1.           All references to the “Territory” as defined in the Agreement shall mean the United States of America, the District of Colombia and all states, territories and possessions of the United States of America; provided, however, that except for Products brewed by Kona or bearing the trademark of Kona, Territory shall also include all United States military, diplomatic and governmental institutions, whether or not located in the territories or possessions of the United States.

2.           All capitalized terms herein shall have the same meaning give them in the Agreement. Except as hereby amended, all other terms and conditions of the Agreement remain in full force and effect.

IN WITNESS WHEREOF, the Agreement has been duly executed as of the date first above written.

CRAFT BREWERS ALLIANCE, INC.

By:	/s/ Terry E. Michaelson
Printed Name:	Terry E. Michaelson
Title:	Co-CEO

ANHEUSER-BUSCH, INCORPORATED

By:	/s/ Anthony J. Short
Printed Name:	Anthony J. Short
Title:	Vice President-Business and
Wholesaler Development